EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-87874) pertaining to The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan, of our report dated June 23, 2009, on our audit of the statements of net assets available for benefits of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan as of December 31, 2008, which report appears in the December 31, 2009 annual report on Form 11-K of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan.
/s/ BKD, LLP
Cincinnati, Ohio
June 28, 2010

EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-87874) pertaining to The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan, of our report dated June 28, 2010, on our audit of the statements of net assets available for benefits of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan as of December 31, 2009, and the related statement of changes in net assets available for benefits and supplemental schedule for the year ended December 31, 2009, which report appears in the December 31, 2009 annual report on Form 11-K of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan.
/s/ Clark, Schaefer, Hackett & Co.
Columbus, Ohio
June 28, 2010